Exhibit 10.7



                       QUEST TURNAROUND ADVISORS, L.L.C.
                              37 Purchase Street
                                Rye, N.Y. 10580
                             Phone: (914) 925-0003
                           Facsimile: (914) 921-2136

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August 30, 2002


The Members of Official Committee of
Unsecured Creditors of NTL Incorporated

NTL Incorporated
110 East 59th Street
New York, NY  10022


Ladies and Gentlemen:


This letter sets forth our proposal for Quest Turnaround Advisors, L.L.C. ("Quest"), to provide the consulting services of its personnel to the Official Committee of Unsecured Creditors of NTL Incorporated (the "Creditors' Committee") in order to maximize and realize the value of Euroco an entity that will be formed upon consummation of NTL Incorporated's Plan of Reorganization (the "Plan").



APPROACH TO IMPLEMENTATION

We are prepared to commence work immediately as consultants to assist the Creditors' Committee on those matters pursuant to this engagement letter.

As consultants to the Creditors' Committee with respect to Euroco, we believe careful consideration should be extended to confirmation of necessary resources and the composition of the management team. Particular attention should also be extended to ensuring that Euroco has all necessary transitional IT and back office service agreements in place necessary to conduct its affairs. We would review the proposed agreements and provide suggestions to enhance Euroco's ability to operate its affairs.

Additionally, Quest will assist in the development and implementation of a cohesive communication plan for managers and employees in operating subsidiaries, and for partners/co-investors, to convey managerial control and direction.

STAFFING

Jeffrey Brodsky, Mina Gerowin and Robert Schmitz will provide their services on behalf of Quest, drawing on other Quest personnel if required for additional support. Collectively, our team brings deep experience in the Cable TV industry, knowledge of doing business in Europe, particularly in Switzerland and Germany, experience in the type of transactions required to sell and liquidate assets and general management know-how. A copy of each individual's bio is attached to this proposal in Exhibit A.


FEES AND EXPENSES

Quest's fees would be based on Quest's hourly billing rates plus reimbursement of expenses. As Managing Directors, Mr. Brodsky, Ms. Gerowin and Mr. Schmitz bill at $400 per hour for actual hours worked but will not charge for travel time. In addition, Quest will be reimbursed for reasonable out-of-pocket expenses including airfare (Business Class to Europe), lodging, meals, local transportation and other required miscellaneous expenses. In addition Quest will be entitled to reimbursement of its reasonable counsel's fees in connection with assisting and advising Quest on issues regarding Quest's retention by the Committee.

Upon approval of our engagement and this agreement by the Bankruptcy Court, as provided below, NTL Incorporated ("NTL") will pay Quest, on behalf of the Creditors' Committee, its fees and expenses incurred and approved by the Bankruptcy Court upon application(s) made by Quest pursuant to the Bankruptcy Code, the Bankruptcy Rules and local rules of the Bankruptcy Court.


TERM

The term of this engagement shall commence upon the signing of this agreement and shall continue until the Plan is consummated; provided that this agreement may be terminated in writing at any time by either party on 10 days' notice. This agreement may only be amended in writing.


INDEMNIFICATION

The Indemnification Provisions (including the choice of law and related provisions contained therein) immediately following the signature page hereto are incorporated herein by reference and shall be deemed also to be an obligation of NTL and its estate upon the approval of this letter agreement by the Bankruptcy Court. Termination of this engagement shall not effect these indemnification provisions, which, so long as the letter agreement is approved by the Bankruptcy Court, shall hereafter remain operative and in full force and effect.

BANKRUPTCY COURT APPROVAL

This agreement and the obligations of the Creditors' Committee and NTL to perform hereunder are expressly subject to prior approval of the United States Bankruptcy Court for the Southern District of New York and the fee application process for professionals.

We understand the importance of accomplishing the Creditors' Committee's goals with respect to managing Euroco's assets and look forward to assisting you.


Very truly yours,

Quest Turnaround Advisors, L.L.C.


By: /s/ Jeffrey A. Brodsky
    -----------------------------------
Its: Managing Director

Date: 8/30/02
      ---------------------------------


Accepted and Agreed to:
Creditors' Committee


By: /s/ Leigh Walzer
    -----------------------------------
Its: Director, Angelo Gordon & Co. L.P.

Date: 9/10/02
      ---------------------------------


Accepted and Agreed to:

NTL Incorporated,
Debtor and Debtor-in-Possession


By: /s/ Richard J. Lubasch
    -----------------------------------
Its: Executive Vice President
     ----------------------------------

Date: 9/11/02
      ---------------------------------

                          Indemnification Provisions

A. As a material part of the consideration for Quest to furnish its services under this Agreement, in the event that Quest becomes involved in any capacity in any claim, suit, action, proceeding, investigation or inquiry (including, without limitation, any shareholder or derivative action or arbitration proceeding) (collectively, a "Proceeding") in connection with any matter in any way relating to or referred to in this Agreement or arising out of the matters contemplated by this Agreement, including, without limitation, related services and activities prior to the date of this Agreement, NTL agrees to indemnify, defend and hold Quest harmless to the fullest extent permitted by law, from and against any losses, claims, damages, liabilities and expenses in connection with any matter in any way relating to or referred to in this Agreement or arising out of the matters contemplated by this Agreement, including, without limitation, related services and activities prior to the date of this Agreement, except to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review that such losses, claims, damages, liabilities and expenses resulted solely from the gross negligence or willful misconduct of Quest. In addition, in the event that Quest becomes involved in any capacity in any Proceeding in connection with any matter in any way relating to or referred to in this Agreement or arising out of the matters contemplated by this Agreement, NTL will reimburse Quest for its legal and other expenses (including the cost of any investigation and preparation) as such expenses are incurred by Quest in connection therewith. If such indemnification were not to be available for any reason, NTL agrees to contribute to the losses, claims, damages, liabilities and expenses involved (i) in the proportion appropriate to reflect the relative benefits received or sought to be received by NTL and its securityholders (including any noteholders) and affiliates and other constituencies, on the one hand, and Quest, on the other hand, in connection with the matters contemplated by this Agreement or (ii) if (but only if and to the extent) the allocation provided for in clause (i) is for any reason held unenforceable, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of NTL and its securityholders (including any noteholders) and affiliates and other constituencies, on the one hand, and the party entitled to contribution, on the other hand, as well as any other relevant equitable considerations. NTL agrees that for the purposes of this paragraph the relative benefits received, or sought to be received, by NTL and its securityholders (including any noteholders) and affiliates and other constituencies, on the one hand, and the party entitled to contribution, on the other hand, in connection with the matters contemplated by this Agreement shall be deemed to be in the same proportion that the total value received or paid or contemplated to be received or paid by NTL or its securityholders (including any noteholders) or affiliates and other constituencies, as the case may be, as a result of or in connection with the matters for which Quest has been retained to perform consulting services bears to the fees paid to Quest under this Agreement; provided, that, in no event shall NTL contribute less than the amount necessary to assure that Quest is not liable for losses, claims, damages, liabilities and expenses in excess of the amount of fees actually received by Quest pursuant to this Agreement. Relative fault shall be determined by reference to, among other things, whether any alleged untrue statement or omission or any other alleged conduct relates to information provided by NTL or other conduct by NTL (or its employees or other agents), on the one hand, or by Quest (or its employees or other agents), on the other hand. NTL will not settle any Proceeding in respect of which indemnity may be sought hereunder, whether or not Quest is an actual or potential party to such Proceeding, without Quest's prior written consent (which consent shall not be unreasonably withheld or delayed provided that the settlement includes a release for Quest from all losses, claims, damages, liabilities and expenses arising out of such Proceeding). For purposes of this Agreement, Quest shall include Quest, any of its affiliates, each other person, if any, controlling Quest or any of its affiliates, their respective officers, current and former directors, employees and agents, and the successors and assigns of all of the foregoing persons. The foregoing indemnity and contribution agreement shall be in addition to any rights that any indemnified party may have at common law or otherwise.

B. NTL and the Creditors' Committee (for itself and its members) agree that neither Quest nor any of its affiliates, directors, agents, employees or controlling persons shall have any liability to NTL, its securityholders (including any noteholders), the Creditors' Committee or any person asserting claims on behalf of or in right of NTL or the Creditors' Committee in connection with or as a result of either Quest's engagement under this Agreement or any matter referred to in this Agreement, including, without limitation, related services and activities prior to the date of this Agreement, except to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review, that any losses, claims, damages, liabilities or expenses incurred by the Creditors' Committee resulted solely from the gross negligence or willful misconduct of Quest in performing the services that are the subject of this Agreement.

C. THIS AGREEMENT AND ANY CLAIM, COUNTERCLAIM OR DISPUTE OF ANY KIND OR NATURE WHATSOEVER ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT ("CLAIM"), DIRECTLY OR INDIRECTLY, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW. EXCEPT AS SET FORTH BELOW, NO CLAIM MAY BE COMMENCED, PROSECUTED OR CONTINUED IN ANY COURT OTHER THAN IN COURTS OF THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOURTHERN DISTRICT OF NEW YORK OR THE BANKRUPTCY COURT, WHICH COURTS SHALL HAVE EXCLUSIVE JURISDICTION OVER THE ADJUDICATION OF SUCH MATTERS, AND NTL, THE CREDITORS' COMMITTEE AND QUEST CONSENT TO THE JURISDICTION OF SUCH COURTS AND PERSONAL SERVICE WITH RESPECT THERETO. NTL HEREBY CONSENTS TO PERSONAL JURISDICTION, SERVICE AND VENUE IN ANY COURT IN WHICH ANY CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT IS BROUGHT BY ANY THIRD PARTY AGAINST QUEST OR ANY INDEMNIFIED PARTY. EACH OF QUEST, NTL AND CREDITORS' COMMITTEE WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) IN ANY WAY ARISING OUT OF OR RELATING TO THIS AGREEMENT. NTL AGREES THAT A FINAL JUDGMENT IN ANY PROCEEDING OR COUNTERCLAIM BROUGHT IN ANY SUCH COURT SHALL BE CONCLUSIVE AND BINDING UPON NTL AND MAY BE ENFORCED IN ANY OTHER COURTS TO THE JURISDICTION OF WHICH NTL IS OR MAY BE SUBJECT, BY SUIT UPON SUCH JUDGMENT.